EXHIBIT 99.1
Merchandising and Broadcasting Growth Drive
Martha Stewart Living Omnimedia’s Third Quarter 2008 Results
Digital Advertising Continues Its Strong Performance
New York, New York — October 28, 2008 — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the third quarter ended September 30, 2008. The company reported third quarter revenue of $66.5 million, led by robust growth in the Merchandising segment, and strong online advertising revenues.
Charles Koppelman, Executive Chairman of the Board, said, “MSLO delivered results right in line with our expectations, supporting our confidence in our strategy and the strong positioning of our business. Performance was led by Merchandising’s adjusted EBITDA, which more than doubled from the prior-year period and strong growth in Broadcasting led by the addition of Chef Emeril Lagasse to our team. Our digital business also continued to perform well, while our print business held its own in a tough environment. We are sensitive to economic concerns but feel good about our businesses in the fourth quarter and beyond as we continue to expand our brand franchises both at home and internationally. At the same time, we will continue to attract and delight our customers and audiences every day with the content, ideas and products that they expect and want.”
Third Quarter 2008 Summary
Revenues were $66.5 million in the third quarter of 2008, compared to $69.3 million in the third quarter of 2007. Excluding Blueprint, comparable revenues in the third quarter of 2007 were $66.6 million. Merchandising demonstrated strong results in the quarter due to new and expanded initiatives, including the Emeril business, Martha Stewart Crafts and Martha Stewart for 1-800-Flowers.com, the revenues for which are now recorded in Merchandising. The addition of Emeril cable programming, including the recently launched Emeril Green, was the primary driver behind Broadcasting revenue growth during the quarter. The Publishing segment performed in line with expectations, and the Internet segment continued to post gains in advertising revenue and audience metrics.
Addressing Merchandising performance, Robin Marino, President of Merchandising and Co-Chief Executive Officer, said, “Sales across the Martha Stewart and Emeril product portfolios were very encouraging in the third quarter, especially in light of the difficult retail environment. This performance validates our diversification strategy and demonstrates that our customers are finding value in our merchandise, with our products available at attractive price points. In the near future, we look forward to introducing several new products as well as a holiday favorite at Costco, and to the continued performance of the Martha Stewart Collection exclusively at Macy’s. We also continue to grow our flowers program with 1-800-Flowers.com and our craft lines with EK Success, available at Wal-Mart, Michaels stores and independent retailers. As we continue to broaden our portfolio, our ultimate goal is to make Martha Stewart products available to consumers across every channel.”
Wenda Harris Millard, President of Media and Co-Chief Executive Officer, commented on the performance of the Company’s Media businesses, stating, “Advertising revenues from our magazines have held up well relative to a difficult industry environment, while digital ad revenues grew 35% year-over-year. Our commitment to developing both the content and tools our users want is underscored by our investments in WeddingWire and, as we announced this morning, we have agreed to invest in the invitation and event management company Pingg Corp. and its website Pingg.com. These investments will help continue to drive momentum in our Internet business. Our ability to perform in this environment owes to both the volume of fresh, original content we bring to our readers and users, as well as our ‘omni’ platform capability, which provides advertisers unique ways to reach their audiences with both their products and their brand messages.”
Operating loss for the third quarter of 2008 was $(3.5) million, compared to an operating loss of $(4.9) million for the third quarter of 2007.
The third quarter of 2008 includes cash and non-cash charges related to severance and other one-time expenses, which negatively impacted the operating loss by $3.5 million and Adjusted EBITDA by $3.2 million in the current period.
Adjusted EBITDA for the third quarter of 2008 was $0.6 million, compared to $(0.7) million in the prior-year period. Adjusted EBITDA for the third quarter excluding the unusual corporate expenses would have been $3.8 million. The improvement in Adjusted EBITDA was fueled by solid contributions from Merchandising and Broadcasting.
Net loss per share from continuing operations was $(0.07) for the third quarter of 2008, compared to a loss per share of $(0.08) for the third quarter of 2007. Excluding the additional corporate costs, net loss would have been $(0.3) million, or $(0.01) per share.
Third Quarter 2008 Results by Segment
Publishing
Revenues in the third quarter of 2008 were $34.5 million, compared to $46.2 million in the prior year’s third quarter. Lower advertising pages, a shift in timing of special issues and the absence of Blueprint were partially offset by rate gains.
Operating income was $2.1 million for the third quarter of 2008, compared to $6.2 million in the third quarter of 2007.
Adjusted EBITDA was $3.0 million in the third quarter of 2008, compared to $7.7 million in the prior year’s quarter.

Highlights
•	Total ad revenue decreased 18% in the quarter, when excluding the prior-year contribution of special issues and Blueprint, which was discontinued in December 2007. Ad rates witnessed continued strength in the quarter.

•	Comparable fourth quarter 2008 advertising revenue is currently trending down in the high teens on a percentage basis, and visibility remains limited.
Internet
Revenues were $3.0 million in the third quarter of 2008, compared to $2.2 million in the third quarter of 2007, when excluding $1.0 million revenue from our flowers business in the prior year. Flowers revenue was previously recorded in the Internet segment and is now recorded in the Merchandising segment. The increase in revenue for the quarter resulted from advertising revenue growth of 35% that was more than offset by the transition to the Merchandising segment for the Martha Stewart for 1-800-Flowers.com program.
Operating loss was $(1.5) million in the third quarter of 2008, compared with an operating loss of $(2.1) million in the third quarter of 2007.
Adjusted EBITDA was $(1.1) million in the third quarter of 2008, an improvement from a loss of $(1.7) million in the third quarter of 2007.
Highlights
•	Third quarter page views increased 57% over the prior year’s quarter.

•	The first-ever Halloween workshop on marthastewart.com has drawn approximately 45,000 participants, averaging 10 return visits/month with more than 80% returning in less than a day from their last visit.
Broadcasting
Revenues in the third quarter of 2008 were $14.3 million, up 62% from $8.8 million in the third quarter of 2007, with the growth primarily driven by contributions from the Emeril business.
Operating income was $2.5 million for the third quarter of 2008, compared with an operating loss of $(0.9) million in the third quarter of 2007.
Adjusted EBITDA was $3.0 million for the third quarter of 2008, compared to a loss of $(1.0) million in the prior year’s third quarter.
Highlights
•	The fourth season of The Martha Stewart Show, which launched on September 15th, continues to resonate with our core demographic.

•	Emeril completed 26 episodes of Essence of Emeril and continued shooting Emeril Green, which has been well received on Discovery’s Planet Green network.
•	Whatever Martha!, a new weekly half-hour series premiered in primetime on Fine Living Network.
Merchandising
Revenues were $14.6 million for the third quarter of 2008, as compared to $11.0 million in the prior year’s third quarter. The increase was driven by the Emeril business, Martha Stewart Crafts, Martha Stewart for 1-800-Flowers.com, Martha Stewart Everyday at Sears Canada and the Martha Stewart Collection exclusively at Macy’s.
Operating income was $8.6 million for the third quarter of 2008, compared to $3.6 million in the third quarter of 2007.
Adjusted EBITDA was $8.8 million for the third quarter of 2008, more than double Adjusted EBITDA of $4.0 million in the prior year’s third quarter.
Highlights
•	Building on successes since last year’s launch, the Martha Stewart Collection at Macy’s has expanded in key categories, including luxury bedding, whiteware, cooks’ tools and enameled cast iron cookware.

•	Martha Stewart Crafts continues to perform well with healthy increases in sales of Halloween products and crafts tools in Michaels stores and independent retailers. The quarter also benefited from the extension of the line to Wal-Mart stores.

•	Martha Stewart for 1-800-Flowers.com will launch a Martha Stewart-designed gift basket program for the holidays, along with an advertising campaign across all MSLO media properties.

•	During the fourth quarter, the Company is planning to roll out several new products at Costco. The Kirkland Signature Martha Stewart Favorite Holiday Ham, a popular product last holiday season, will also be available.
Corporate Expenses
Total Corporate expenses were $(15.2) million in the third quarter of 2008, compared to $(11.7) million in the prior year’s quarter. Adjusted EBITDA loss was $(13.1) million in the current period, compared to $(9.8) million in the prior-year period due largely to a $3.2 million charge related to staff reductions and other corporate costs.
Trends and Outlook
Howard Hochhauser, Chief Financial Officer, commented, “Third quarter performance met our expectations, as strong growth in Merchandising and Broadcasting helped to offset the impacts of an industry-wide advertising downturn. We have also continued to be disciplined about our cost structure. The majority of the $3.2 million charge we incurred in the quarter was in connection with staff reductions and represents, in its totality, real savings when you take into account salaries, benefits and related facility savings. Our balance sheet is sound with $50 million in net cash and cash equivalents, or approximately $1 per share, and we have the capital resources to invest in growth when the time is appropriate.”
For the fourth quarter of 2008, we are targeting revenue of approximately $83.0 million, operating income of approximately $10.5 million and adjusted EBITDA of approximately $15.0 million. This outlook includes contributions from the Emeril Lagasse acquisition.
For the full-year 2008, we are targeting revenue of approximately $295.0 million. We are targeting operating income, excluding third quarter charges of $3.5 million, to be approximately $7.5 million, and targeting Adjusted EBITDA, excluding third quarter charges of $3.2 million, to be approximately $23.0. Our guidance is predicated on the anticipated consummation of certain transactions, which we cannot guarantee will occur, as well as reductions in discretionary spending.
The Company will host a conference call with analysts and investors on October 28 at 11:00 a.m. ET that will be broadcast live over the Internet at www.marthastewart.com/ir.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses net income before interest, taxes, depreciation, amortization and non-cash equity compensation (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, and (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with whom we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Merchandising, and Internet. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries.
Certain of these and other factors are discussed in more detail in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
CONTACT: Elizabeth Estroff, SVP, Corporate Communications, 1-212-827-8281, eestroff@marthastewart.com
Web site: http://www.marthastewart.com
http://www.marthastewart.com/ir

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended, September 30,
(unaudited, in thousands, except per share amounts)

	2008	2007
REVENUES
Publishing	$34,544	$46,215
Merchandising	14,616	10,951
Internet	3,032	3,270
Broadcasting	14,320	8,820

Total revenues	66,512	69,256

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	32,334	35,060
Selling and promotion	15,194	19,800
General and administrative	20,974	17,684
Depreciation and amortization	1,542	1,623

Total operating costs and expenses	70,044	74,167

OPERATING LOSS	(3,532)	(4,911)

OTHER INCOME / (EXPENSE)
Interest income, net	—	774
Other income	366	—
Loss in equity interest	(272)	—

Total other income	94	774

LOSS BEFORE INCOME TAXES	(3,438)	(4,137)

Income tax provision	(309)	(277)

NET LOSS	$(3,747)	$(4,414)

LOSS PER SHARE – BASIC AND DILUTED
Net loss	$(0.07)	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	53,590	52,479

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Nine Months Ended September 30,
(unaudited, in thousands, except per share amounts)

	2008	2007
REVENUES

Publishing	$121,602	$134,311
Merchandising	43,931	34,904
Internet	9,686	11,983
Broadcasting	36,236	28,208

Total revenues	211,455	209,406

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	105,090	113,718
Selling and promotion	51,959	62,203
General and administrative	56,329	52,874
Depreciation and amortization	4,422	5,863

Total operating costs and expenses	217,800	234,658

OPERATING LOSS	(6,345)	(25,252)

OTHER (EXPENSE)/INCOME
Interest income, net	540	2,321
Other (expense)/income	(765)	432
Loss in equity interest	(486)	—

Total other (expense)/income	(711)	2,753

LOSS BEFORE INCOME TAXES	(7,056)	(22,499)

Income tax provision	(597)	(520)

NET LOSS	$(7,653)	$(23,019)

LOSS PER SHARE – BASIC AND DILUTED
Net loss	$(0.14)	$(0.44)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	53,256	52,415

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$72,949	$30,536
Short-term investments	—	26,745
Accounts receivable, net	44,603	94,195
Inventories	7,833	4,933
Deferred television production costs	4,386	5,316
Income taxes receivable	9	513
Other current assets	5,008	3,921

Total current assets	134,788	166,159

PROPERTY, PLANT AND EQUIPMENT, net	14,514	17,086
GOODWILL AND OTHER INTANGIBLE ASSETS, net	104,979	53,605
INVESTMENT IN EQUITY INTEREST, net	3,867	—
OTHER NONCURRENT ASSETS	21,995	18,417

Total assets	$280,143	$255,267

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$30,746	$27,425
Accrued payroll and related costs	15,404	13,863
Income taxes payable	428	1,246
Current portion of deferred subscription income	21,549	25,578
Current portion of other deferred revenue	8,679	5,598
Current portion loan payable	1,500	—

Total current liabilities	78,306	73,710

DEFERRED SUBSCRIPTION REVENUE	7,155	9,577
OTHER DEFERRED REVENUE	13,809	14,482
LOAN PAYABLE	21,000	—
OTHER NONCURRENT LIABILITIES	2,881	1,969

Total liabilities	123,151	99,738

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 27,714 and 26,738 shares issued in 2008 and 2007, respectively	277	267
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,690 and 26,722 shares outstanding in 2008 and 2007, respectively	267	267
Capital in excess of par value	281,895	272,132
Accumulated deficit	(124,015)	(116,362)
Accumulated other comprehensive loss	(657)	—

	157,767	156,304

Less class A treasury stock – 59 shares at cost	(775)	(775)

Total shareholders’ equity	156,992	155,529

Total liabilities and shareholders’ equity	$280,143	$255,267

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended September 30,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2008	2007
ADJUSTED EBITDA
Publishing	$2,972	$7,736
Merchandising	8,765	4,047
Internet	(1,054)	(1,720)
Broadcasting	2,979	(1,009)
Corporate Expenses	(13,084)	(9,772)

Adjusted EBITDA	578	(718)

NON-CASH EQUITY COMPENSATION
Publishing	791	1,192
Merchandising	161	377
Internet	22	85
Broadcasting	143	(407)
Corporate Expenses	1,451	1,323

Total Non-Cash Equity Compensation	2,568	2,570

DEPRECIATION AND AMORTIZATION
Publishing	93	298
Merchandising	23	92
Internet	433	342
Broadcasting	290	248
Corporate Expenses	703	643

Total Depreciation and Amortization	1,542	1,623

OPERATING INCOME / (LOSS)
Publishing	2,088	6,246
Merchandising	8,581	3,578
Internet	(1,509)	(2,147)
Broadcasting	2,546	(850)
Corporate Expenses	(15,238)	(11,738)

Total Operating Loss	(3,532)	(4,911)

OTHER INCOME / (EXPENSE)
Interest income, net	—	774
Other income	366	—
Loss in equity interest	(272)	—

Total Other Income	94	774

LOSS BEFORE INCOME TAXES	(3,438)	(4,137)

Income tax provision	(309)	(277)

NET LOSS	$(3,747)	$(4,414)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Nine Months Ended September 30,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2008	2007
ADJUSTED EBITDA
Publishing	$13,422	$16,893
Merchandising	24,565	15,180
Internet	(4,250)	(5,698)
Broadcasting	4,878	768
Corporate Expenses	(33,989)	(31,091)

Adjusted EBITDA	4,626	(3,948)

NON-CASH EQUITY COMPENSATION
Publishing	2,214	3,410
Merchandising	897	1,090
Internet	173	249
Broadcasting	603	6,640
Corporate Expenses	2,662	4,052

Total Non-Cash Equity Compensation	6,549	15,441

DEPRECIATION AND AMORTIZATION
Publishing	286	886
Merchandising	73	285
Internet	1,302	847
Broadcasting	700	1,947
Corporate Expenses	2,061	1,898

Total Depreciation and Amortization	4,422	5,863

OPERATING INCOME / (LOSS)
Publishing	10,922	12,597
Merchandising	23,595	13,805
Internet	(5,725)	(6,794)
Broadcasting	3,575	(7,819)
Corporate Expenses	(38,712)	(37,041)

Total Operating Loss	(6,345)	(25,252)

OTHER (EXPENSE) / INCOME
Interest income, net	540	2,321
Other income / (expense)	(765)	432
Loss in equity interest	(486)	—

Total Other (Expense) / Income	(711)	2,753

LOSS BEFORE INCOME TAXES	(7,056)	(22,499)

Income tax provision	(597)	(520)

NET LOSS	$(7,653)	$(23,019)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Guidance Reconciliation
(in millions)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income.
Fourth Quarter Guidance Reconciliation

Guidance
Adjusted EBITDA	$15.0
Depreciation and Amortization	(2.5)
Non-Cash Equity Compensation	(2.0)

Operating Income	10.5
Interest and Other Income/(Expense)	—

Pre-tax Income	10.5
Income Taxes	—

Net Income	$10.5

Earnings Per Share	$0.20

Avg. Diluted Shares Outstanding	53.6
Full Year 2008 Guidance Reconciliation

Guidance
Adjusted EBITDA (a)	$20.0
Depreciation and Amortization	(7.0)
Non-Cash Equity Compensation	(9.0)

Operating Income (a)	4.0
Interest and Other Expense	(1.0)

Pre-tax Income	3.0
Income Taxes	—

Net Income (a)	$3.0

Earnings Per Share	$0.06

Avg. Diluted Shares Outstanding	53.9

(a)	Full-year 2008 forecasted Adjusted EBITDA includes the $3.2 million one-time cash charge incurred in the third quarter. Excluding the one-time charge, full-year 2008 Adjusted EBITDA, Operating Income and Net Income are expected to be approximately $23.0 million, $7.5 million and $6.5 million, respectively.